Exhibit 10.1

COMPANY SHAREHOLDER AND INVESTOR SUPPORT AGREEMENT

THIS COMPANY SHAREHOLDER AND INVESTOR SUPPORT AGREEMENT (THIS “AGREEMENT”) IS MADE ON AUGUST 29, 2024 BY AND AMONG

1.	VivoPower International PLC, a public limited company organized under the laws of England and Wales (“Parent”);

2.

TAG INTL DMCC, a company incorporated under the laws of the United Arab Emirates and having its registered address at R29-35 Reef Tower, Jumeirah Lake Towers, Dubai, United Arab Emirates (“TAG” and, together with Parent, the “Company Supporting Persons”);

3.

Tembo e-LV B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands with its corporate seat in Bergeijk and registered office at Marinus van Meelweg 20, 5657 EN Eindhoven, the Netherlands, and registered with the Dutch trade register under number 80527507 (the “Company”);

4.

Tembo EUV Solutions B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its corporate seat in Eindhoven and registered office at Marinus van Meelweg 20, 5657 EN Eindhoven, the Netherlands, and registered with the Dutch trade register under number 93080522 (“Holdco”);

5.	Tembo EUV Investment Corporation Ltd, a Cayman Islands exempted company (“Merger Sub”); and

6.	Cactus Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“CCTS” and, together with the Company Supporting Persons, the Company, Holdco and Merger Sub, the “Parties”).

WHEREAS

A.

As of the date hereof, Parent beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) 100,100 shares in the capital of the Company (the “Company Shares”), which consists of all of the currently issued and outstanding Company Shares.

B.

TAG and the Company are parties to an advance subscription agreement with regard to TAG’s subscription of Company Shares (the “TAG Subscription”), dated 23 June 2023 (as amended or supplemented from time to time, the “Advance Subscription Agreement”). Pursuant to the Advance Subscription Agreement, TAG is committed to make funds available to the Company in an aggregate amount of up to USD 10,000,000 (the “TAG Subscription Funds”).

C.

Concurrently with the effectiveness of this Agreement, the Company, Parent, Holdco, Merger Sub and CCTS are entering into a Business Combination Agreement (as amended or supplemented from time to time, the “BCA”), pursuant to and subject to the terms and conditions of which, the Company, Holdco, CCTS and Merger Sub are required, among other matters, to consummate the transactions contemplated thereby (collectively, the “Transactions”), including the following:

(a)

Company Share Exchange – Each holder of Company Shares immediately prior to the Company Share Exchange will enter into one or more notarial deeds of issue with Holdco (each, a “Deed of Issue”) under which (i) Holdco shall issue to each such holder a number of Holdco ordinary shares (“Holdco Shares”) to which such holder is entitled pursuant to the applicable provisions of the BCA and (ii) in fulfilment of such holder’s respective obligations to pay up the respective Holdco Shares issued to such holder under such Deed of Issue by payment in kind, such holder shall contribute and transfer all of its Company Shares to Holdco (the “Company Share Exchange”).

(b)

Holdco Reorganization – Holdco shall (i) change its legal form from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public limited liability company (naamloze vennootschap) and (ii) amend and restate its articles of association to be suitable for a company whose shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) (the “Holdco Reorganization”).

(c)

Merger – Following the Holdco Reorganization, Merger Sub shall merge with and into CCTS, with CCTS surviving such merger as a wholly owned subsidiary of Holdco (the “Merger”). By virtue of the Merger (i) each of CCTS’s Class A ordinary shares, par value $0.0001 (the “CCTS Class A Shares”), and CCTS’s Class B ordinary share, par value $0.0001, issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be automatically cancelled and extinguished in exchange for the Merger Consideration (as defined in the BCA) which will be settled through the issuance of one Holdco Share and (ii) each warrant to purchase one or more CCTS Class A Shares that is outstanding immediately prior to the Effective Time shall automatically cease to represent a right to acquire CCTS Class A Shares and shall automatically represent, immediately following the Effective Time, a right to acquire an equivalent number of Holdco Shares pursuant to a warrant assumption agreement to be entered into by Holdco immediately prior the Effective Time.

(d)	Nasdaq listing – Effective upon the Merger and upon satisfaction of all initial listing requirements, the Holdco Shares shall become listed on Nasdaq.

(e)

Ancillary Documents – The relevant parties shall enter into such other agreements, documents, instruments or certificates contemplated by the BCA to be executed by the Company, Parent, Holdco, CCTS, Merger Sub and/or TAG as applicable (the “Ancillary Documents”).

D.	In order to facilitate the consummation of the Transactions, the Parties are entering into this Agreement.

THE PARTIES NOW HEREBY AGREE AS FOLLOWS

1	INTERPRETATION

1.1	References to statutory provisions are to those provisions as they are in force from time to time.

1.2	Terms that are defined in the singular have a corresponding meaning in the plural and vice versa.

1.3	Words denoting a gender include each other gender.

1.4	Except as otherwise required by law, the terms “written” and “in writing” include by use of electronic means of communication.

1.5	No provision of this Agreement shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

1.6

Although this Agreement has been drafted in the English language, this Agreement pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Agreement under any law other than Dutch law shall be disregarded.

1.7	The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.8	The titles and headings in this Agreement are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

1.9	Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the BCA.

2	CONDITIONALITY

2.1	In this Agreement, the “Conditions” are the following conditions precedent:

a.	the approval of the BCA by the Company Board; and

b.	the execution of the BCA by the Company, Parent, Holdco, Merger Sub and CCTS.

3	UNDERTAKINGS

3.1

Subject only to the satisfaction of the Conditions, and unless the Expiration Time (as defined below) shall have occurred, each Company Supporting Person hereby irrevocably and unconditionally undertakes vis-à-vis each of the Company, Holdco, Merger Sub, CCTS and the other Company Supporting Person to:

a.

appear at any meeting of the holders of Company Shares, or any adjournment or postponement thereof, to the extent such Company Supporting Person is entitled to attend and vote at such meeting, with respect to the approval of the BCA, any of the Transactions, or any other matters necessary or reasonably requested by the Company for consummation of the Transactions with respect to the Company Shares held by such Company Supporting Person, or otherwise cause such Company Shares to be counted as present thereat for purposes of calculating a quorum, and vote (or cause to be voted) (i) in favour of approval of the BCA, the Company Share Exchange, and any other matters necessary or reasonably requested by the Company for consummation of the Transactions, and (ii) against any proposal that conflicts or materially impedes or interferes therewith, or would adversely affect or delay the consummation of the Transactions;

b.

if so required or applicable, execute and deliver to the Company, a written consent voting all Company Shares held by such Company Supporting Person, in favour of approval of the BCA, the Company Share Exchange, and any other matters necessary or reasonably requested by the Company for consummation of the Transactions; and

c.

take all necessary or desirable actions in connection with the Transactions to consummate the Company Share Exchange and any other Transaction to which such Company Supporting Person is a party, in accordance with the terms of the BCA.

3.2

Each Company Supporting Person who is or will be a holder of Company Shares immediately prior to the Company Share Exchange, hereby irrevocably and unconditionally undertakes vis-à-vis each of the Company, Holdco, CCTS and the other Company Supporting Person, to execute and deliver, immediately following the execution of this Agreement by such Company Supporting Person, an irrevocable power of attorney substantially in the form attached hereto as Schedule A (the “Power of Attorney”) and to have such Power of Attorney notarized, apostilled and/or accompanied by confirmations from local counsel in accordance with the instructions set forth underneath the signature block thereof, provided, however, that the use of such Power of Attorney (and the performance of any act pursuant thereto) shall be subject only to the satisfaction of the Conditions.

3.3	Without prejudice to the foregoing provisions of this Clause 3, the Company and TAG agree that:

a.

the Longstop Date (as defined in the Advance Subscription Agreement) is extended to the earlier of (a) 31 December 2024 or (b) the date of the Company Share Exchange (such date, the “Extended Longstop Date”);

b.

the number of Company Shares issuable to TAG in accordance with the terms of the Advance Subscription Agreement (the “TAG Company Shares”) shall be issued by the Company to TAG on the Extended Longstop Date and, if the Extended Longstop Date is the date of the Company Share Exchange, such issuance shall occur immediately prior to the Company Share Exchange, in each case in full satisfaction and discharge of all obligations of the Company under the Advance Subscription Agreement to TAG, causing the Advance Subscription Agreement to terminate automatically and immediately on completion of the TAG Subscription;

c.

the number of TAG Company Shares shall be equal to (a) the TAG Subscription Funds made available to the Company under the Advance Subscription Agreement multiplied by (b) a fraction of which the numerator is one and the denominator is (i) USD 120,000,000 divided by (ii) the number of Company Shares outstanding immediately prior to the Company Share Exchange excluding the number of TAG Company Shares; and

d.	as part of the Company Share Exchange, TAG shall transfer all TAG Company Shares (and any other Company Shares then held by it) to Holdco.

4	RESTRICTIONS ON TRANSFER

4.1

Each Company Supporting Person agrees that, prior to the Expiration Time (as defined below), it shall not Transfer any Company Shares or any rights to Company Shares pursuant to the Advance Subscription Agreement held by such Company Supporting Person.

4.2

For purposes of this Section 4, “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

4.3

Each Company Supporting Person agrees to promptly notify the Company in writing of any changes to its shareholding in the Company or its entitlement to Company Shares as set forth in the preamble to and Clause 3.3 of this Agreement as it relates to such Company Supporting Person after the date hereof.

5	REPRESENTATIONS AND WARRANTIES

5.1	Each Company Supporting Person hereby represents and warrants to the Company, Holdco, Merger Sub and CCTS as follows:

a.	Such Company Supporting Person has the full power and authority to execute and deliver this Agreement and to perform such Company Supporting Person’s obligations hereunder.

b.

This Agreement has been duly executed and delivered by such Company Supporting Person and, assuming due authorization, execution and delivery of this Agreement by the other Parties, constitutes a valid, legal and binding agreement with respect to such Company Supporting Person, enforceable against such Company Supporting Person in accordance with its terms, subject to the Enforceability Exceptions.

c.

The execution and delivery of this Agreement by such Company Supporting Person, the consummation by such Company Supporting Person of the Transactions and the transactions contemplated hereunder and the performance by such Company Supporting Person of its obligations hereunder do not and will not (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, any Contract or any judgment to which such Company Supporting Person is a party or by which such Company Supporting Person is bound, or any Law to which such Company Supporting Person is subject or any Governing Document of such Company Supporting Person, or (ii) require any consent, approval, qualification, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity by such Company Supporting Person except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, qualifications, orders or authorizations or registrations, declarations or filings, would not prevent or impair in any material respect the performance by such Company Supporting Person of its obligations under this Agreement.

d.

No investment banker, broker, finder, consultant or intermediary or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of such Company Supporting Person in connection with its entering into this Agreement.

5.2

Parent hereby represents and warrants to TAG, the Company, Holdco, Merger Sub and CCTS that Parent owns the number of Company Shares indicated in the preamble to this Agreement, free and clear of any Liens (other than Liens created by this Agreement, applicable securities Laws, the Company’s Governing Documents, Permitted Liens, and liens disclosed in the BCA), and has sole voting and investment power with respect to such Company Shares.

5.3

TAG hereby represents and warrants to Parent, the Company, Holdco, Merger Sub and CCTS that it is entitled to subscribe for the number of Company Shares indicated in the preamble to and Clause 3.3 of this Agreement, free and clear of any Liens (other than Liens created by this Agreement, applicable securities Laws, the Company’s Governing Documents, Permitted Liens, and liens disclosed in the BCA), and, upon consummation of the TAG Subscription, it shall have sole voting and investment power with respect to such Company Shares.

6	MISCELLANEOUS PROVISIONS

6.1	Amendment

6.1.1	No amendment to this Agreement shall have any force or effect unless it is in writing and signed by all Parties.

6.2	No rescission or nullification

6.2.1

To the extent permitted by law, the Parties hereby waive their rights to rescind or nullify or to demand the rescission, nullification or amendment of this Agreement, in whole or in part, on any grounds whatsoever.

6.3	No transfer, assignment or encumbrance

6.3.1	No Party may transfer, assign or encumber its contractual relationship, any of its rights or any of its obligations under this Agreement without the prior written approval of the other Parties.

6.4	Term and termination

6.4.1

This Agreement shall remain in full force and effect for an indefinite period, until the earliest to occur of (such earliest time, the “Expiration Time”) (i) the completion of the Company Share Exchange at the Closing, (ii) such date and time as the BCA shall be terminated in accordance with its terms and (iii) upon mutual written agreement of the Parties.

6.4.2

In the event of the termination of this Agreement pursuant to Clause 6.4.1, this entire Agreement shall become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives), except that the provisions of Clause 1, this Clause 6 and Clause 7 shall remain in full force and effect and survive any termination of this Agreement.

6.5	Counterparts

6.5.1	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

6.6	Notices

6.6.1

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

a.	if to the Company, Holdco or Merger Sub:

c/o Tembo e-LV B.V.;
Marinus van Meelweg 20 5657 EN, Eindhoven, the Netherlands
Attn: Kevin Chin
Email: ktfc@vivopower.com

with a copy (which shall not constitute notice) to:

NautaDutilh N.V.
Beethovenstraat 400 1082 PR Amsterdam, The Netherlands
Attn: Nina Kielman, Paul van der Bijl
E-mail: nina.kielman@nautadutilh.com
paul.vanderbijl@nautadutilh.com

b.	if to CCTS:
Cactus Acquisition Corp. 1 Limited 4B Cedar Brook Drive Cranbury, NJ 08512 United States
Attn: Jeff LeBlanc
E-mail: jeff.b.leblanc@gmail.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York, 10105, United States
Attn: Meredith Laitner, Esq.
David H. Landau, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300 E-mail: mlaitner@egsllp.com Dlandau@egsllp.com

c.	if to a Company Supporting Person, to the address set forth under such Company Supporting Person’s signature on the signature page hereto.

6.7	Capacity

6.7.1

Notwithstanding anything herein to the contrary, each Company Supporting Person signs this Agreement solely in such Company Supporting Person’s capacity as a holder or prospective holder of Company Shares and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee, or designee of such Company Supporting Person or any of its Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

7	GOVERNING LAW AND JURISDICTION

7.1	This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

7.2

The Parties agree that any dispute in connection with this Agreement or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

(signature page follows)

VIVOPOWER INTERNATIONAL PLC, represented by:

/s/ William Langdon
Name: William Langdon Title: Director

Address for notices:

Address:

Attention

E-mail:

With copy to:

TAG INTL DMCC, represented by:

/s/ Mustafa Ahmed
Name: Mustafa Ahmed Title: Director

Address for notices:

Address:

Attention

E-mail:

With copy to:

TEMBO E-LV B.V., represented by:

/s/ Peter Jeavons
Name: Peter Jeavons Title: Director

Tembo EUV Solutions B.V., represented by:

/s/ Peter Jeavons
Name: Peter Jeavons Title: Director

Tembo EUV Investment Corporation Ltd, represented by:

/s/ Peter Jeavons
Name: Peter Jeavons Title: Director

CACTUS ACQUISITION CORP. 1 LIMITED, represented by:

/s/ Gary Challinor
Name: Gary Challinor Title: Chief Executive Officer